Exhibit 99.1

NICHOLAS			FOR IMMEDIATE RELEASE
______________ Nicholas Financial, Inc. Corporate Headquarters 2454 McMullen-Booth Rd. Building C, Suite 501 Clearwater, FL 33759	Contact:	Ralph Finkenbrink Sr. Vice President, CFO Ph # - 727-726-0763	NASDAQ: NICK Web site: www.nicholasfinancial.com

Nicholas Financial Reports Results for the

4th Quarter & Year Ended March 31, 2008

May 8, 2008 – Clearwater, Florida—Nicholas Financial, Inc. (NASDAQ: NICK) announced that net income decreased 32% to $2,055,000 for the three months ended March 31, 2008 as compared to $3,012,000 for the three months ended March 31, 2007. Diluted earnings per share decreased 31% to $0.20 for the three months ended March 31, 2008 as compared to $0.29 for the three months ended March 31, 2007. Revenue increased 6% to $12,721,000 for the three months ended March 31, 2008 as compared to $12,044,000 for the three months ended March 31, 2007.

Net income decreased 16% to $9,672,000 for the year ended March 31, 2008 as compared to $11,580,000 for the year ended March 31, 2007. Diluted earnings per share decreased 18% to $0.93 for the year ended March 31, 2008 as compared to $1.13 for the year ended March 31, 2007. Revenue increased 7% to $50,083,000 for the year ended March 31, 2008 as compared to $46,709,000 for the year ended March 31, 2007. The Company has reported revenue increases for 18 years in a row.

According to Peter L. Vosotas, Founder and CEO, “While we are not pleased with our performance for the year, we recognize the challenging credit cycle and accompanying weakness in the economy. The Company is pleased to have increased revenue 7% for the year and increased its Net Worth 13% from $69.8 million to $78.6 million or $7.70 per share.” “The Company’s strategy for next year is to continue evaluating potential new markets, increase its market share in existing markets, and determine if the profitability metrics of certain branch locations are meeting Company standards.”

Founded in 1985, with assets of $189,838,000 as of March 31, 2008, Nicholas Financial, Inc. is one of the largest publicly traded specialty consumer finance companies based in the Southeast. The Company presently operates out of 47 branch locations in both the Southeast and the Mid-West States. The Company has approximately 10,200,000 shares of common stock outstanding. For an index of Nicholas Financial Inc.’s news releases or to obtain a specific release, visit our web site at www.nicholasfinancial.com.

Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements that involve risks and uncertainties including competitive factors, the management of growth, and other risks detailed from time to time in the Company’s filings and reports with the Securities and Exchange Commission including the Company’s Annual Report on Form 10-K for the year ended March 31, 2007. Such statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to Company management. Actual events or results may differ materially. All forward looking statements and cautionary statements included in this document are made as of the date hereby based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward looking statement or cautionary statement.

## More ##

Nicholas Financial, Inc.

Condensed Consolidated Statements of Income

(Unaudited, Dollars in Thousands, Except Per Share Amounts)

	Three months ended March 31,		Year ended March 31,
	2008	2007	2008	2007
Revenue:
Interest income on finance receivables	$12,707	$12,015	$50,008	$46,590
Sales	14	29	75	119

	12,721	12,044	50,083	46,709
Expenses:
Operating	5,406	4,874	20,389	18,745
Provision for credit losses	2,537	834	7,818	3,690
Interest expense	1,467	1,461	6,310	5,536

	9,410	7,169	34,517	27,971
Operating income before income taxes	3,311	4,875	15,566	18,738
Income tax expense	1,256	1,863	5,894	7,158

Net income	$2,055	$3,012	$9,672	$11,580

Earnings per share:
Basic	$0.20	$0.30	$0.97	$1.17

Diluted	$0.20	$0.29	$0.94	$1.13

Weighted average shares	10,058,833	9,962,881	10,002,505	9,929,944

Weighted average shares and assumed dilution	10,306,098	10,327,215	10,298,679	10,286,786

Condensed Consolidated Balance Sheets

(Unaudited, In Thousands)

	March 31, 2008	March 31, 2007
Cash	$2,298	$1,499
Finance receivables, net	179,043	164,365
Other assets	8,497	7,045

Total assets	$189,838	$172,909

Line of credit	$99,937	$94,012
Other liabilities	11,325	9,063

Total liabilities	111,262	103,075
Shareholders’ equity	78,576	69,834

Total liabilities and shareholders’ equity	$189,838	$172,909

## More ##

	Three months ended March 31,		Year ended March 31,
Portfolio Summary	2008	2007	2008	2007
Average finance receivables, net of unearned interest (1)	$195,192,013	$181,120,319	$191,012,129	$172,508,750

Average indebtedness (2)	$99,967,626	$92,420,346	$97,124,666	$87,392,132

Finance revenue (3)	$12,705,855	$12,014,710	$50,007,510	$46,590,436
Interest expense	1,467,837	1,461,058	6,310,465	5,535,599

Net finance revenue	$11,238,018	$10,553,652	$43,697,045	$41,054,837

Weighted average contractual rate (4)	24.50%	24.10%	24.32%	23.99%

Average cost of borrowed funds (2)	5.87%	6.32%	6.50%	6.33%

Gross portfolio yield (5)	26.04%	26.53%	26.18%	27.01%
Interest expense as a percentage of average finance receivables, net of unearned interest	3.01%	3.23%	3.30%	3.21%
Provision for credit losses as a percentage of average finance receivables, net of unearned interest	5.20%	1.84%	4.09%	2.14%

Net portfolio yield (5)	17.83%	21.46%	18.79%	21.66%
Operating expenses as a percentage of average finance receivables, net of unearned interest (6)	11.01%	10.69%	10.57%	10.77%

Pre-tax yield as a percentage of average finance receivables, net of unearned interest (7)	6.82%	10.77%	8.22%	10.89%

Write-off to liquidation (8)	9.96%	6.19%	9.08%	6.72%
Net charge-off percentage (9)	8.98%	5.82%	8.24%	6.30%

Note: All three month key performance indicators expressed as percentages have been annualized.

(1)	Average finance receivables, net of unearned interest, represents the average of gross finance receivables, less unearned interest throughout the period.

(2)	Average indebtedness represents the average outstanding borrowings under the Line and notes payable-related party. Average cost of borrowed funds represents interest expense as a percentage of average indebtedness.

(3)	Finance revenue does not include revenue generated by Nicholas Data Services, Inc., (“NDS”) the wholly-owned software subsidiary of Nicholas Financial, Inc.

(4)	Weighted average contractual rate represents the weighted average annual percentage rate (APR) of all Contracts purchased and direct loans originated during the period.

(5)	Gross portfolio yield represents finance revenues as a percentage of average finance receivables, net of unearned interest. Net portfolio yield represents finance revenue minus (a) interest expense and (b) the provision for credit losses as a percentage of average finance receivables, net of unearned interest.

(6)	Operating expenses represent total expenses, less interest expense, the provision for credit losses and operating costs associated with NDS.

(7)	Pre-tax yield represents net portfolio yield minus operating expenses as a percentage of average finance receivables, net of unearned interest.

(8)	Write-off to liquidation percentage is defined as net charge-offs divided by liquidation. Liquidation is defined as beginning receivable balance plus current period purchases minus voids and refinances minus ending receivable balance.

(9)	Net charge-off percentage represents net charge-offs divided by average finance receivables, net of unearned interest, outstanding during the period.

## More ##

The following tables present certain information regarding the delinquency rates experienced by the Company with respect to Contracts and under its direct loan program:

	March 31,
	2008		2007
Contracts
Gross balance outstanding	$269,985,960		$247,002,051

Delinquencies
30 to 59 days	$6,747,067	2.50%	$4,072,821	1.65%
60 to 89 days	1,798,287	0.66%	921,097	0.37%
90 + days	831,647	0.31%	506,433	0.21%

Total delinquencies	$9,377,001	3.47%	$5,500,351	2.23%

Direct Loans
Gross balance outstanding	$10,161,920		$9,990,060

Delinquencies
30 to 59 days	$181,244	1.79%	$65,982	0.66%
60 to 89 days	51,974	0.51%	12,024	0.12%
90 + days	58,065	0.57%	21,476	0.22%

Total delinquencies	$291,283	2.87%	$99,482	1.00%

The following table presents selected information on Contracts purchased by the Company, net of unearned interest:

	Three months ended March 31,		Year ended March 31,
Contracts	2008	2007	2008	2007
Purchases	$35,030,604	$34,358,039	$118,529,430	$120,192,997
Weighted APR	24.47%	24.03%	24.23%	23.90%
Average discount	8.66%	8.42%	8.32%	8.45%
Weighted average term (months)	48	47	48	46
Average loan	$9,187	$9,037	$9,315	$9,063
Number of contracts	3,813	3,802	12,725	13,262

## End ##